UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2021

Fulton Financial Corporation

(Exact name of registrant as specified in its charter)

PA	0-10587	23-2195389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Penn Square

Lancaster, PA 17602

(Address of principal executive offices) (Zip Code)

(717) 291-2411

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $2.50	FULT	The Nasdaq Stock Market, LLC
Depositary Shares, Each Representing 1/40th Interest in a Share of Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series A	FULTP	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 14, 2021, the Board of Directors of Fulton Financial Corporation (“Fulton”) adopted an amendment to Fulton’s Bylaws, which is effective May 14, 2021 and summarized below:

Article I (Shareholder Meetings) Change:

•

Section 4 (Notice of Meetings) - Amended to increase the required minimum notice to shareholders of all meetings of shareholders from at least five (5) days to at least ten (10) days prior to the day of such meeting.

This amendment revises Fulton’s Bylaws to conform to the notice of meetings of shareholders that was in effect prior to the Bylaws amendment effective May 19, 2020 and reported on a Current Report dated May 21, 2020. Prior to the May 2020 Bylaws amendment, Fulton’s Bylaws provided for a minimum of ten (10) days’ prior notice to shareholders of all meetings of shareholders. The May 2020 Bylaws amendment reduced the required prior notice to shareholders of all meetings of shareholders from ten (10) days to five (5) days, except for meetings of shareholders that consider entity changes or fundamental transactions, which require ten (10) days’ prior notice to shareholders under the Pennsylvania Business Corporation Law of 1988, as amended (the “BCL”). The May 2020 Bylaws amendment was adopted to conform to Section 1704 of the BCL relating to the place and notice of meetings of shareholders.

Fulton was recently advised by a proxy advisory firm that the firm viewed the May 2020 Bylaws amendment reducing the advance notice to shareholders of meetings of shareholders from ten (10) days to five (5) days, in certain limited circumstances, as possibly being detrimental to shareholders. In light of the view expressed by this proxy advisory firm, Fulton is amending its Bylaws to revert to the minimum of ten (10) days’ prior notice to shareholders of all meetings of shareholders, which was in effect prior to the May 2020 Bylaws amendment.

The foregoing summary is qualified in its entirety by reference to the complete text of Fulton’s amended and restated Bylaws, which are attached as Exhibit 3.1 to this Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Bylaws of Fulton Financial Corporation, as amended and restated on May 14, 2021

104	Cover page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fulton Financial Corporation (Registrant)

Date: May 14, 2021	By:	/s/ Daniel R. Stolzer
		Name:	Daniel R. Stolzer
		Title:	Senior Executive Vice President
and Chief Legal Officer